EXHIBIT 5.1

[K&L Gates LLP Letterhead]

June 16, 2010

Starbucks Corporation

2401 Utah Avenue South

Seattle, Washington 98134

Ladies and Gentlemen:

We have acted as your counsel in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933 (the “1933 Act”) relating to the issuance of an indeterminate amount of debt securities (the “Securities”) by Starbucks Corporation, a Washington corporation (the “Company”). The Securities will be issued under supplemental indentures (the “Supplemental Indentures”) between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), to an indenture between the Company and the Trustee (the “Base Indenture” and, as amended and supplemented by the Supplemental Indentures, the “Indenture”).

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering that opinion, we have examined the Registration Statement, the Company’s Restated Articles of Incorporation and Amended and Restated Bylaws, the form of the Base Indenture included as an exhibit to the Registration Statement, and relevant resolutions of the Company’s Board of Directors, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on a certificate of an officer of the Company. In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions.

In connection with the opinion expressed below, we have assumed that, at or prior to the time of delivery of any series of Securities offered under the Registration Statement: (i) the Registration Statement and any amendments thereto will comply with all applicable laws and will have become effective and such effectiveness will not have been terminated or rescinded; (ii) one or more Prospectus Supplements with respect to such Securities will have been filed with the Securities and Exchange Commission in compliance with applicable law; (iii) there will not have occurred any change in law affecting the validity or enforceability of such Securities; (iv) the Base Indenture is substantially and materially in the form filed as an exhibit to the Registration Statement; (v) the Indenture will have been qualified under the Trust Indenture Act of 1939, as amended; (vi) the Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Indenture, the Registration Statement and the appropriate Prospectus Supplement; (vii) none of the terms of such Securities, nor the issuance and delivery of such Securities, nor the compliance by the Company with the terms of such Securities, will violate any applicable law or public policy or result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

Our opinion set forth below is limited to the law of the States of Washington and New York.

Based upon the foregoing, with respect to any series of Securities, when: (a) the specific terms of the Securities and their issuance and sale have been approved by appropriate action of the Company in accordance with applicable law and duly established in accordance with the applicable Indenture; (b) the applicable Indenture has been duly authorized, executed and delivered by the Trustee and the Company; and (c) the Securities have been duly authorized and issued in accordance with the terms of the applicable Indenture and applicable law, duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the Indenture, it is our opinion that such Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium, and other laws affecting the rights and remedies of creditors generally, and to general principles of equity (whether applied by a court of law or equity).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the related Prospectus under the caption “Legal Matters”. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations thereunder.

Yours truly,

/s/ K&L Gates LLP